Exhibit 1
Schedule A
FEDERAL HOME LOAN BANK OF CINCINNATI

							Rate Type/	Next
		Settlement	Maturity	Next Pay	Call Type	Call Style	Rate Sub-	Call/Amort	Coupon	FHLBank
Trade Date	CUSIP	Date	Date	Date	(1)	(2)	Type (3)(4)	Date	Percent	Par ($)

2/13/2006	3133XENX3	2/15/2006	3/11/2011	9/11/2006	Non-Callable		Fixed Constant		4.875	$26,750,000

2/13/2006	3133XES26	3/13/2006	3/13/2008	9/13/2006	Optional Principal Redemption	American	Fixed Constant	9/13/2006	5.15	$15,000,000

2/13/2006	3133XES26	3/13/2006	3/13/2008	9/13/2006	Optional Principal Redemption	American	Fixed Constant	9/13/2006	5.15	$25,000,000

2/13/2006	3133XES34	3/13/2006	3/13/2009	9/13/2006	Optional Principal Redemption	American	Fixed Constant	9/13/2006	5.35	$25,000,000

2/13/2006	3133XES42	3/8/2006	3/8/2010	9/8/2006	Optional Principal Redemption	American	Fixed Constant	9/8/2006	5.5	$25,000,000

2/13/2006	3133XES59	3/8/2006	3/8/2016	9/8/2006	Optional Principal Redemption	American	Fixed Constant	9/8/2006	6.1	$10,000,000

2/13/2006	3133XES91	2/15/2006	3/8/2013	9/8/2006	Non-Callable		Fixed Constant		5	$15,000,000

2/14/2006	3133XENX3	2/16/2006	3/11/2011	9/11/2006	Non-Callable		Fixed Constant		4.875	$15,000,000

2/14/2006	3133XET74	2/21/2006	8/22/2007	8/22/2006	Non-Callable		Fixed Constant		4.875	$500,000,000

2/14/2006	3133XET90	2/28/2006	2/28/2007	2/28/2007	Non-Callable		Fixed Constant		5.02	$50,000,000
(1) Call/Amortization Type Description:
Optional Principal Redemption Bonds (Callable Bonds) may be redeemed by the FHLBank in whole or in part at its discretion on predetermined call dates, according to the terms of the Bond.
Indexed Amortizing Notes (Indexed Principal Redemption Bonds) repay principal based on a predetermined amortization schedule or formula that is linked to the level of a certain index, according to the terms of the Bond.
Scheduled Amortizing Notes repay principal based on a predetermined amortization schedule, according to the terms of the Bond.
(2) Call Style Description:
Indicates whether the Bond is redeemable at the option of the FHLBank, and if so redeemable, the type of redemption provision. The types of redemption provisions are:
American Bonds are redeemable continuously on and after the first redemption date until maturity.
Bermudan Bonds are redeemable on specified recurring dates on and after the first redemption date, until maturity.
European Bonds are redeemable on a particular date only.
(3) Rate Type Description:
Fixed Bonds generally pay interest at constant fixed rates over the life of the Bond, according to the terms of the Bond.
Variable Bonds may pay interest at different rates over the life of the Bond, according to the terms of the Bond.
(4) Rate Sub-Type Description:
Constant Bonds generally pay interest at fixed rates over the life of the Bond, according to the terms of the Bond.
Single Index Floater Bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the Bond.